UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

DROPCAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of DropCar, Inc. (the “Company”), concluded that a restatement of the unaudited interim condensed consolidated financial statements included in each of the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, originally filed by the Company with the Securities and Exchange Commission on May 21, 2018, August 14, 2018 and November 14, 2018, respectively (the “Quarterly Reports”), was required to correct certain errors related to the expense recognition for equity issued in connection with the January 30, 2018, completion of the business combination with DropCar, Inc., a then privately-held Delaware corporation, in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary and should no longer be relied upon for the reasons identified below. The adjustment has no impact on cash flows. The conclusion was made in conjunction with EisnerAmper LLP, the Company's independent registered public accounting firm, which advised the Audit Committee on such matters on March 29, 2019.

Specifically, the Company incorrectly categorized $1,119,294 of non-cash expenses as equity in the first quarter of 2018. These adjustments impact all future quarter cumulative earnings and, as such, the Company anticipates that it will file an amendment to each of the Quarterly Reports in order to amend and restate its financial results for the affected periods as soon as practicable.

As previously disclosed in each of the Quarterly Reports, an evaluation was performed under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, its principal executive officer and principal financial officer, respectively, of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of each such period. Based on their evaluation, for each such period, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective due to the material weaknesses resulting from a limited segregation of duties among the Company’s employees with respect to its control activities and that this deficiency was the result of the Company’s limited number of employees. For each such period, the Company also identified material weaknesses surrounding the financial closing process and the recording of debt and equity transactions that occurred in each such period. These deficiencies may have affected management’s ability to determine if errors or inappropriate actions have taken place. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible changes in our disclosure controls and procedures. Following such evaluations, management implemented certain measures including additional cash controls, dual-signature procedures, and other review and approval processes by the Company’s management team.

In evaluating its assessment of the Company’s disclosure controls and procedures and internal control over financial reporting as of December 31, 2018, management concluded that each was not effective as of that date.

The Board, the Audit Committee and the Company's management have discussed the matters disclosed in this Item 4.02 on Form 8-K with EisnerAmper LLP.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Company's control). These risks and uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company's ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for the Quarterly Reports and/or additional historical periods. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Spencer Richardson
Name:	Spencer Richardson
Title:	Chief Executive Officer

Date: April 1, 2019

3